EXHIBIT 10.3

         TERMS AND CONDITIONS OF STOCK OPTION AWARD GRANTED TO YOU (THE
           "PARTICIPANT") UNDER THE BEAR STEARNS COMPANIES INC. STOCK
                      AWARD PLAN, AS AMENDED AND RESTATED

            This document contains the Terms and Conditions applicable to an
award, with respect to Fiscal Year     , of a stock option made to the
Participant on                   (the "Grant Date") by the Compensation
Committee (the "Committee") of The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), under The Bear Stearns Companies Inc. Stock Award Plan, as amended and restated (the "Plan").

            1. Grant of Option. The Committee has granted to the Participant,
with respect to Fiscal Year     , a stock option (the "Option") to purchase the
number of shares of the Company's common stock, par value $1.00 per share (the
"Shares") set forth in the letter dated January {         } from the
Compensation Committee of The Bear Stearns Companies Inc., at an exercise price
per share (the "Option Price") of $      . The number and kind of shares
purchasable under the Option and the Option Price are subject to adjustment as specified in Section 17 of the Plan. The Option is a non-qualified stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

            2. Incorporation of Plan By Reference. A copy of the Plan has been made available to Participant. All of the terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in these Terms and Conditions but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of these Terms and Conditions and mandatory provisions of the Plan, the provisions of the Plan govern. The Participant agrees to be bound by all the terms and provisions of the Plan (as presently in effect or later amended), rules and regulations under the Plan adopted from time to time, and decisions and determinations of the Committee made from time to time.

            3. Exercisability and Expiration of the Option. The Option shall be fully exercisable as of the Grant Date and shall, subject to Sections 5(b), (c) and (f) hereof, expire on the close of business on the tenth anniversary of the Grant Date (the "Stated Expiration Date"). Notwithstanding the foregoing, the Participant shall be precluded from exercising the Option during any period in which the Participant is suspended from employment by the Company or a subsidiary or an affiliate of the Company or is on a personal leave of absence in lieu of a suspension (in each case with or without pay) and any attempt to exercise the Option during such period shall be null and void.

            4. Method of Exercise; Delivery of Shares. To exercise the Option, Participant must (a) give written notice of exercise, signed by Participant, to the Secretary of the Company and (b) pay to the Company in full the Option Price of the Option for the number of shares of Common Stock being purchased either
(i) in cash (including by check), payable in United States dollars, (ii) by delivery of Shares already owned by Participant for at least six months having a fair market value (determined as of the date the Option is exercised) equal to all or part of the aggregate Option Price being paid in this manner, (iii) in accordance with a broker-assisted
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"cashless exercise" program if such program is at the time of exercise authorized by the Committee, or (iv) in any other manner then permitted by the Committee.

            Once Participant gives written notice of exercise, such notice may not be revoked. As soon as practicable after Participant exercises the Option, or part thereof, the Company will transfer Shares to Participant's brokerage account at Bear, Stearns Securities Corp. or otherwise deliver Shares to Participant. Participant shall be required to satisfy tax withholding obligations in accordance with the terms of the Plan and any requirements the Committee may impose thereunder. The Company has filed a registration statement on Form S-8 under the Securities Act of 1933 covering the offer and sale of the Shares pursuant to the Option, a copy of which is available upon request from the Secretary of the Company. If for any reason an exercise occurs when no effective registration statement covers such transaction, the Company will affix to any certificate representing Option Shares any legend deemed necessary or advisable by the Company. Participant acknowledges and agrees that sales of Shares acquired by exercise of the Option will be subject to the Company's policies regulating trading by employees, including the requirement that transactions involving Shares be effected through Bear, Stearns Securities Corp.; requirements may be modified for participants no longer employed by the Company.

            As a condition precedent to the delivery of any shares of Common Stock hereunder, the Participant or the Participant's beneficiaries or estate (as applicable) shall execute a release, in a form acceptable to the Committee, of any and all potential claims hereunder related to such delivery or to the underlying Option to which the delivered Shares relate.

            5. Termination Provisions.

                  (a) Death. In the event of Participant's death (whether or not death resulted in Termination of Employment), the Option shall expire on the Stated Expiration Date.

                  (b) Disability.

                        (i) If there occurs a Participant's Termination of
            Employment due to Disability prior to the third anniversary of the Grant Date, the Option shall expire on the fifth anniversary of the Grant Date; provided, however, that if, at any time following the date of such Termination of Employment, the Participant fails to comply with the provisions of Section 6(a), or commences employment with or provides services to any entity, person, business or organization (other than an entity or an organization described in section 501(c)(3) of the Code or any political organization, including candidacy for public office or any activities pre-approved by the Committee), then all Options not previously exercised shall be immediately cancelled as of the initial time of such failure to comply with the provisions of Section 6(a) or the initial time at which the Participant commences employment;


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                        (ii) If there occurs a Participant's Termination of
            Employment due to Disability on or following the third anniversary of the Grant Date, the Option shall expire on the Stated Expiration Date; provided, however, that if, at any time following the date of such Termination of Employment, the Participant fails to comply with the provisions of Section 6(a), or commences employment with or provides services to any entity, person, business or organization (other than an entity or an organization described in section 501(c)(3) of the Code or any political organization, including candidacy for public office or any activities pre-approved by the Committee), then all Options not previously exercised shall be immediately cancelled as of the initial time of such failure to comply with the provisions of Section 6(a) or the initial time at which the Participant commences employment; and

                        (iii) if, at any time during the period from the date of
            such Termination of Employment through the date which is one hundred eighty (180) days following the date of such Termination of Employment, the Participant fails to comply with the Non-Solicitation Requirement specified in Section 6(a)(v) hereof, then the Company at its election may seek an injunction, including an injunction in aid of arbitration, to enforce the provisions of
            Section 6(a)(v) from any court of competent jurisdiction.

                  (c) Retirement.

                        (i) If there occurs a Participant's Termination of
            Employment due to Retirement prior to the third anniversary of the Grant Date, the Option shall expire on the fifth anniversary of the Grant Date; provided, however, that if, at any time following the date of such Termination of Employment, the Participant fails to comply with the provisions of Section 6(a) or commences employment with or provides services to any entity, person, business or organization (other than an entity or an organization described in section 501(c)(3) of the Code or any political organization, including candidacy for public office or any activities pre-approved by the Committee), then all Options not previously exercised shall be immediately cancelled as of the initial time of such failure to comply with the provisions of Section 6(a) or the initial time at which the Participant commences employment;

                        (ii) If there occurs a Participant's Termination of
            Employment due to Retirement on or following the third anniversary of the Grant Date, the Option shall expire on the Stated Expiration Date; provided, however, that if, at any time following the date of such Termination of Employment, the Participant fails to comply with the provisions of Section 6(a), or commences employment with or provides services to any entity, person, business or organization (other than an entity or an organization described in section 501(c)(3) of the Code or any political organization, including candidacy for public office or any activities pre-approved by the Committee), then all Options not previously exercised shall be

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            immediately cancelled as of the initial time of such failure to comply with the provisions of Section 6(a) or the initial time at which the Participant commences employment; and

                        (iii) if, at any time during the period from the date of
            such Termination of Employment through the date which is one hundred eighty (180) days following the date of such Termination of Employment, the Participant fails to comply with the Non-Solicitation Requirement specified in Section 6(a)(v) hereof, then the Company at its election may seek an injunction, including an injunction in aid of arbitration, to enforce the provisions of
            Section 6(a)(v) from any court of competent jurisdiction.

                  (d) Termination of Employment (1) by the Company with Cause or
      (2) following a suspension of employment or following a personal leave of absence in lieu of a suspension (in each case with or without pay) in circumstances in which the Participant does not return to full time employment following such suspension or leave. In the event of Participant's Termination of Employment by the Company with Cause or a Termination of Employment following a suspension of employment or following a personal leave of absence in lieu of a suspension (in each case with or without pay) in circumstances in which the Participant does not return to full time employment with the Company or a subsidiary or affiliate of the Company following such suspension or leave:

                        (i) the Option shall be cancelled and shall expire
            immediately upon such Termination of Employment; and

                        (ii) if, at any time during the period from the date of
            such Termination of Employment through the date which is one hundred eighty (180) days following the date of such Termination of Employment, the Participant fails to comply with the Non-Solicitation Requirement specified in Section 6(a)(v) hereof, then the Company at its election may seek an injunction, including an injunction in aid of arbitration, to enforce the provisions of
            Section 6(a)(v) from any court of competent jurisdiction.

                  (e) Termination of Employment by Participant other than by Retirement. In the event of Termination of Employment by Participant other than by Retirement:

                        (i) the Option shall expire on the 30th day after the
            Participant's Termination of Employment, but in no event later than the Stated Expiration Date; and

                        (ii) if, at any time during the period from the date of
            such Termination of Employment through the date which is one hundred eighty (180) days following the date of such Termination of Employment, the Participant fails to comply with the Non-Solicitation Requirement specified in Section 6(a)(v) hereof, then the Company at its election may seek an injunction, including an

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            injunction in aid of arbitration, to enforce the provisions of
            Section 6(a)(v) from any court of competent jurisdiction.

                  (f) Termination of Employment by the Company without Cause and without Disability:

                        (i) If there occurs a Participant's Termination of
            Employment by the Company (other than for Cause, Disability or under circumstances described in clause (d)(2) above) prior to the third anniversary of the Grant Date, the Option shall expire on the later of the 30th day after the Participant's Termination of Employment or the second anniversary of the Grant Date;

                        (ii) If there occurs a Participant's Termination of
            Employment by the Company (other than for Cause, Disability or under circumstances contemplated by clause (d)(2) above) on or after the third anniversary of the Grant Date, the Option shall expire on the 30th day after the Participant's Termination of Employment; provided, however, that if, at the request of the Company, the Participant enters into a release (which becomes effective) of any and all potential claims against the Company, its Subsidiaries and its affiliates in a form acceptable to the Committee, then the Option shall expire on the second anniversary of the date of such Termination of Employment, but in no event later than the Stated Expiration Date;

                        (iii) if, at any time within two years following the
            date of such Termination of Employment, the Participant fails to comply with the provisions of Section 6(a)(ii), 6(a)(iii), 6(a)(iv) or 6(a)(v), then notwithstanding the proviso in paragraph (ii) above, that portion of the Option not previously exercised shall be immediately cancelled as of the initial time of such failure to comply with the provisions of Section 6(a)(ii) 6(a)(iii), 6(a)(iv) or 6(a)(v), but in no event earlier than the 30th day after the Participant's Termination of Employment; and

                        (iv) if, at any time during the period from the date of
            such Termination of Employment through the date which is one hundred eighty (180) days following the date of such Termination of Employment, the Participant fails to comply with the Non-Solicitation Requirement specified in Section 6(a)(v) hereof, then the Company at its election may seek an injunction, including an injunction in aid of arbitration, to enforce the provisions of
            Section 6(a)(v) from any court of competent jurisdiction.

                  (g) Termination of Employment following a Change in Control. Notwithstanding anything herein to the contrary, if within one year following the occurrence of a Change in Control there occurs a Termination of Employment by the Company (other than for Cause or Disability) or there occurs a Termination of Employment by the Participant for Good Reason, then (1) the Option shall remain exercisable for a period of two years from the date of such Termination of Employment,

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      but in no event later than the Stated Expiration Date, and (2) the Option shall no longer be subject to the provisions of Section 6(a) hereof.

                  (h) Certain Definitions. For purposes of these Terms and
      Conditions:

                        (i) "Cause" means the occurrence of any of the following
            as reasonably determined by the Appropriate Committee: (1) any act or omission which constitutes, or a series of acts or omissions when taken together which constitute, a material breach by the Participant of the terms of any employment agreement or other written document setting forth terms of employment, (2) notice to the Company or the Participant that the Participant is the subject or target of, or will or may become the subject or target of, any governmental or regulatory investigation relating to any acts or omissions in connection with the Participant's securities trading activity or employment with the Company, (3) any act or omission which constitutes conduct which has resulted in (i) a notification to an exchange or regulator by the Company or one of its subsidiaries or affiliates reporting such conduct, or (ii) a governmental or regulatory investigation related to conduct, (4) the filing of an indictment or a charge, or the notice to the Company or the Participant that an indictment or charge will or may be filed alleging the Participant's commission of a felony or commission of any crime that would constitute (i) any felony or (ii) a lesser crime or offense relating to any acts or omissions in connection with the Participant's employment with the Company which would result in a statutory disqualification of the Participant (5) the filing of an administrative charge or the notice to the Company or the Participant that a charge will or may be filed against the Participant by a regulatory agency in connection with the Participant's employment activities, (6) the Participant's violation of a material policy of the Company, (7) the Participant's violation of a specific lawful direction from a person to whom the Participant reports within the scope of Participant's employment, (8) the Participant's engagement in a dishonest or wrongful act involving fraud, misrepresentation or moral turpitude causing damage or potential damage to the Company or any subsidiaries or affiliates,
            (9) the Participant's willful failure to perform a substantial part of his or her duties, (10) the Participant's breach of any fiduciary duty or duty of loyalty, (11) any conduct by Participant which violates any federal or state securities law or other applicable regulation governing the conduct of the Participant and of the business of the Company or any subsidiary or affiliate in which the Participant is employed, (12) the issuance of any consent decree, cease and desist or similar order against the Participant by a governmental or regulatory agency or entity relating to violations or alleged violations of any federal or state securities law or other applicable regulation governing the conduct of the business of the Company or any subsidiary or affiliate, or (13) the Participant's unauthorized disclosure of any confidential or proprietary information of the Company or any subsidiary or affiliate or the unauthorized disclosure of any confidential information of a client of the Company or any subsidiary or affiliate.

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

                        (ii) "Disability" means the complete and permanent
            inability of the Participant to perform his or her duties due to physical or mental incapacity, all as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems necessary or appropriate.

                        (iii) "Good Reason" shall mean:

                              (A) any material diminution in Employee's
                  authority, duties or responsibilities from that which existed immediately prior to the Change in Control;

                              (B) a reduction of more than ten percent (10%) in
                  the Employee's base compensation from that which existed immediately prior to the Change in Control; or

                              (C) the relocation of the Employee's principal
                  place of employment to a location more than fifty (50) miles from the Employee's principal place of employment immediately prior to the Change in Control.

                        (iv) "Retirement" means Termination of Employment by the
            Participant, upon a delivery of the Notice of Termination, if, as of the date of such Termination of Employment, the Participant had attained the age of forty-five (45) and had completed a minimum of ten (10) continuous years of service with the Company and its subsidiaries. For purposes of this definition, "Retirement" will generally mean that the Participant is not working at all, except for certain charitable or not-for-profit endeavors. For purposes of this definition, "Notice of Termination" means a written Notice of Termination delivered to the Company at least thirty (30) days prior to the Participant's Retirement (unless a lesser period is permitted by Appropriate Committee) advising the Company of the Participant's intention to terminate employment and specifying the date of termination, certifying that the Participant will not be employed by or provide services to any entity other than a charitable or non-profit organization (and, if accepting employment or providing services to any such organization, identifying the organization by name and describing the position, duties and/or relationships with such entity), and agreeing to provide other information regarding the Participant's reasons for termination and subsequent business activity upon request of the Company.

                        (v) "Termination of Employment" means the event by which
            the Participant ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. Neither (x) a transfer of the Participant from the Company to a subsidiary or other

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            affiliate of the Company, or vice versa, or from one subsidiary or affiliate of the Company to another, nor (y) a duly authorized leave of absence, agreed to in writing by the Participant, shall be deemed a Termination of Employment.

            6. Additional Conditions.

                  (a) Requirements Relating to Non-Competition, Confidentiality, Non-Disparagement, Cooperation and Non-Solicitation. For purposes of applying the provisions of Section 5:

                        (i) The Participant, acting alone or with others,
            directly or indirectly, shall not engage, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company or any subsidiary or affiliate conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate and which is similar or substantially related to part of the Company's business in which the Participant was engaged, in whole or in a material part, while employed by the Company or a subsidiary or affiliate in the 12 months prior to the Participant's Termination of Employment. For this purpose, an entity shall be deemed to be in competition with the Company or a subsidiary or affiliate if such entity's business involves (A) the sale or trading of securities, futures, commodities, off-exchange products or other similar products on behalf of others (whether customers are individuals or institutions), (B) proprietary trading, including risk arbitrage,
            (C) asset management, (D) investment banking and other financial advisory services, (E) banking and insurance products offered by the Company and its affiliates or under development to be offered by the Company or its affiliates, including but not limited to, bankruptcy, debt and credit products, or (F) proprietary analysis and research relating to any of the foregoing. The Committee shall, in its discretion, determine which lines of business the Company or any subsidiary or affiliate conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company or any subsidiary or affiliate. For purposes of this Section 6(i), the Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than one percent of the outstanding class of stock, and the Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than one percent of the outstanding equity of the entity;

                        (ii) Confidentiality Requirement: The Participant shall
            not take, disclose, use, sell, or otherwise transfer, except in the course of employment with the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding current and potential customers, clients, counterparts, organization, employees, finances and financial results, methods of

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            operation, transactions and investments, financial analysis and structuring, price, rates and other similar data, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process; and the Participant shall return to the Company, promptly following his or her termination of employment or, if a demand for such return has been made, at any other time, any information, documents, materials, data, inventions, manuals, contracts, computer programs or device containing information relating to the Company or any subsidiary or affiliate, and each of their customers, clients and counterparts, which came into the Participant's possession or control in connection with his or her employment;

                        (iii) Non-Disparagement Requirement: The Participant
            shall not make statements or representations, otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly, or indirectly, disparage or be damaging to the Company or any if its subsidiaries or affiliates or their respective former or current officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to the legal process;

                        (iv) Cooperation Requirement: The Participant shall
            cooperate with the Company and any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit or proceeding, whether civil, criminal, administrative, regulatory or investigative, and otherwise shall assist the Company and any subsidiary or affiliate in any action, suit, or proceeding and in preparation of any action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested, provided that the reasonable expenses are met by the Company; and

                        (v) Non-Solicitation Requirement: The Participant,
            acting alone or with others, directly or indirectly, whether as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, stockholder or otherwise (A) shall not solicit or induce any client or customer of the Company for whom the Participant has rendered services while employed by the Company to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate, and (B) shall not solicit or hire any employee or person who, within 90 days prior to the Participant's Termination of Employment, was an employee, or a consultant or independent contractor to, the Company or a subsidiary or affiliate.

                  (b) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the provisions of this Section 6, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company.

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            7. Participant Representations and Warranties Upon Exercise. As a
condition to the exercise of the Option, the Company may require Participant to make any representation or warranty to the Company as may be required under any applicable law or regulation, and to make a representation and warranty that Participant has not engaged in conduct which, under Section 5, has resulted in the immediate expiration of the Option.

            8. Nontransferability. Participant may not transfer the Option or any rights thereunder to any third party other than by will or the laws of descent and distribution, and, during Participant's lifetime, only Participant or his or her duly appointed guardian or legal representative may exercise the Option; provided, however, that the Committee may approve transfers of the Option, upon written application of Participant, for estate planning purposes and; provided, further, that Participant may designate one or more beneficiaries to exercise rights under the Option upon Participant's death, in the manner and to the extent permitted by the Committee under rules and regulations adopted by the Committee under the Plan.

            9. Miscellaneous.

                  (a) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to Participant from time to time pursuant to any award under the Plan, any amounts owed by Participant to the Company or any subsidiary or affiliate, although Participant shall remain liable for any part of Participant's payment obligation not satisfied through such deduction and setoff. By accepting the Option granted hereunder, Participant agrees to any deduction or setoff under this Section 9(a), and agrees that this provision will survive the exercise, cancellation, expiration or other termination of the Option.

                  (b) Binding Agreement. These Terms and Conditions, including, without limitation, Section 6, shall be binding upon the heirs, executors, administrators and successors of the parties. These Terms and Conditions, including the provisions of the Plan, constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior representation, statement, agreements or documents with respect to the Option, whether written or oral.

                  (c) No Promise of Employment. The Option and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Participant has a right to continue as an officer or employee of the Company or any subsidiary or affiliate for any period of time, or at any particular rate of compensation. These Terms and Conditions, including the provisions of the Plan, shall not in any way alter Participant's employment at will status with the Company or any subsidiary or affiliate.

                  (d) Governing Law. THESE TERMS AND CONDITIONS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

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                  (e) Interpretation and Reformation of the Terms and
      Conditions. In the event that any provision or portion of these Terms and Conditions shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of these Terms and Conditions shall be unaffected thereby, and any affected provision shall be construed and interpreted to apply to the fullest extent that it could apply without being invalid or unenforceable. These Terms and Conditions, as so construed and interpreted, shall remain in full force and effect to the fullest extent permitted by law.

                  (f) Except with respect to the Company's right to seek injunctive relief as set forth in Section 5, any dispute arising out of or relating to the Plan or these Terms and Conditions shall be resolved by final and binding arbitration before the National Association of Securities Dealers or the New York Stock Exchange, in accordance with applicable arbitration rules then in effect. Any such arbitration shall occur in the City of New York. The parties hereto consent to the jurisdiction of the state and federal courts of New York, located in the City of New York, for any action arising out of or relating to the enforcement of this arbitration provision and for any other relief permitted under these Terms and Conditions.

                  (g) Participant hereby confirms and agrees that he or she has or will establish promptly after the date hereof a securities account at Bear, Stearns Securities Corp. with a signed customer agreement.

            THE OPTION BEING GRANTED TO YOU HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR THE DISTRICT OF COLUMBIA OR ANY OTHER FOREIGN OR DOMESTIC JURISDICTION. NO RESALE OR TRANSFER OF THIS OPTION IS PERMITTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE STOCK AWARD PLAN AND THESE TERMS AND CONDITIONS AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM.


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